SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

Form S-8

REGISTRATION STATEMENT

under

THE SECURITIES ACT OF 1933

____________________

THE DOW CHEMICAL COMPANY

(a Delaware corporation)

Executive Offices -- 2030 Dow Center

Midland, Michigan 48674

(Name, state of incorporation and address of principal executive office of issuer)

I.R.S. Employer Identification No. 38-1285128

____________________

THE DOW CHEMICAL COMPANY

1988 AWARD AND OPTION PLAN

(Full title of the plan)

____________________

CHARLES J. KALIL

Executive Vice President, General Counsel

and Corporate Secretary

THE DOW CHEMICAL COMPANY

2030 Dow Center

Midland, Michigan 48674

(Name and address of agent for service)

Telephone: (989) 636-1000

____________________

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share*	Proposed maximum aggregate offering price*	Amount of registration fee
Common Stock, par value $2.50 per share, of The Dow Chemical Company	50,000,000 shares	$23.58	$1,179,000,000	$65,788.20

* The price per share and the aggregate offering price, calculated pursuant to Rule 457(c) and provided herein for the sole purpose of determining the registration fee, are based on the average of the high and low prices of the Common Stock of The Dow Chemical Company on the New York Stock Exchange for November 3, 2009.

PART II

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents heretofore filed by The Dow Chemical Company ("Dow") with the Securities and Exchange Commission (the "Commission") are incorporated herein by this reference:

(a) Dow's Annual Report on Form 10-K for the year ended December 31, 2008. (The consolidated financial statements and the related financial statement schedule, incorporated by reference from Dow's Current Report on Form 8-K, filed September 25, 2009, and management's report on the effectiveness of internal control over financial reporting, incorporated by reference from Dow's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference.)

(b) Dow's Current Reports on Form 8-K filed or furnished, as the case may be, on January 6, 2009, January 6, 2009, January 26, 2009, February 3, 2009, February 3, 2009, February 19, 2009, March 6, 2009, March 9, 2009, March 10, 2009, March 12, 2009, April 1, 2009, April 7, 2009, April 7, 2009, April 30, 2009, May 5, 2009, May 11, 2009, May 14, 2009, May 26, 2009, May 26, 2009, June 11, 2009, July 1, 2009, July 16, 2009, July 28, 2009, July 30, 2009, August 7, 2009, August 17, 2009, September 25, 2009, October 22, 2009 and October 30, 2009.

(c) The description of Dow's Common Stock, par value $2.50 per share, contained in a registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Act") and any amendments or reports filed for the purpose of updating that description.

All documents subsequently filed by Dow pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the issuance of Dow's Common Stock offered hereby has been passed on by Duncan A. Stuart, Associate General Counsel - Corporate Transactions for Dow. As of November 5, 2009, Mr. Stuart beneficially owned 11,270 deferred stock units, 6.771 shares of Dow common stock pursuant to an employee stock plan and held options to purchase 63,270 shares of Dow common stock, of which options to purchase 36,949 shares of Dow common stock were exercisable.

Item 6. IDEMNIFICATION OF DIRECTORS AND OFFICERS.

Under Article VI of the Restated Certificate of Incorporation, as amended, Dow may indemnify its Directors, officers, employees and agents to such extent as is permitted by the laws of the State of Delaware and as Dow's Bylaws may from time to time provide. Section 145 of the General Corporation Law of the State of Delaware empowers Dow to indemnify, subject to the standards and limitations therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a Director, officer, employee or agent of Dow or is or was serving as such with respect to another corporation or other enterprise at the request of Dow. Under Section VI of the Bylaws of Dow, Dow is required to indemnify its Directors, officers and employees to the fullest extent permitted by Delaware law whenever such a person is a defendant in any legal proceeding. Section VI also gives the Company discretion to indemnify Directors, officers, employees and agents in other legal proceedings to which they are made a party. Any indemnification of a Director, officer, employee or agent of the Company must be approved by the Board of Directors. Dow maintains a Directors' and officers' liability insurance policy that indemnifies Dow's Directors and officers against certain losses in connection with claims made against them for certain wrongful acts.

Item 8. EXHIBITS.
Exhibit No.	Description of Exhibit
4(a)

Restated Certificate of Incorporation of The Dow Chemical Company, filed as Exhibit 3(i) to Dow's Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, incorporated herein by this reference.

4(a)(i)

Certificate of Designations for the Cumulative Convertible Perpetual Preferred Stock, Series A, as filed with the Secretary of State, State of Delaware on March 31, 2009, incorporated by reference to Exhibit 3.1 to The Dow Chemical Company Current Report on Form 8-K filed on April 1, 2009.

4(b)	Bylaws of The Dow Chemical Company, filed as Exhibit 99.1 to a Form 8-K filed on October 14, 2008,incorporated herein by this reference.
5	Opinion of Counsel.
23(a)	Consent of Independent Registered Public Accounting Firm.
23(b)	ARPC's Consent.
23(c)	Consent of Duncan A. Stuart, included in the opinion filed as Exhibit 5.
24	Power of Attorney.

Item 9. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan, on November 5, 2009.

THE DOW CHEMICAL COMPANY

(Registrant)

By: /S/ WILLIAM H. WEIDEMAN

William H. Weideman

Vice President and

Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.
A. A. ALLEMANG* A. A. Allemang	Director
J. K. BARTON* J. K. Barton	Director
_____________ J. A. Bell	Director
J. M. FETTIG* J. M. Fettig	Director
B. H. FRANKLIN* B. H. Franklin	Director
____________ J. B. Hess	Director
A. N. LIVERIS* A. N. Liveris	Director, President, Chief Executive Officer and Chairman
_____________ G. E. Merszei	Director
____________ D. H. Reilley	Director
J. M. RINGLER* J. M. Ringler	Director
____________ R. G. Shaw	Director
P. G. STERN* P. G. Stern	Presiding Director
/s/ R. C. EDMONDS R. C. Edmonds November 5, 2009	Vice President and Controller (Principal Accounting Officer)
/S/ W. H. WEIDEMAN W. H. Weideman November 5, 2009	Vice President and Interim Chief Financial Officer

*By: /s/ WILLIAM H. WEIDEMAN

William H. Weideman

Attorney-in-Fact

November 5, 2009

EXHIBIT INDEX
Exhibit No.	Description of Exhibit	Page Number
4(a)

Restated Certificate of Incorporation of The Dow Chemical Company, filed as Exhibit 3(i) to Dow's Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, incorporated herein by this reference.

4(a)(i)

Certificate of Designations for the Cumulative Convertible Perpetual Preferred Stock, Series A, as filed with the Secretary of State, State of Delaware on March 31, 2009, incorporated by reference to Exhibit 3.1 to The Dow Chemical Company Current Report on Form 8-K filed on April 1, 2009.

4(b)	Bylaws of The Dow Chemical Company, filed as Exhibit 99.1 TO A Form 8-K filed on October 14, 2008, incorporated herein by this reference.
5	Opinion of Counsel.	10-11
23(a)	Consent of Independent Registered Public Accounting Firm.	12
23(b)	ARPC's Consent.	13
23(c)	Consent of Duncan A. Stuart, included in the opinion filed as Exhibit 5.
24	Power of Attorney.	14-15

EXHIBIT 5

OPINION OF COUNSEL

November 5, 2009

The Dow Chemical Company

2030 Dow Center

Midland, Michigan 48674

Ladies and Gentlemen:

I am Associate General Counsel - Corporate Transactions of The Dow Chemical Company, a Delaware corporation (the "Company"). Reference is hereby made to the Registration Statement on Form S-8 filed by the Company on the date hereof with the Securities and Exchange Commission, relating to the registration of 50 million shares of the Company's common stock, par value $2.50 per share (the "Common Stock"), for The Dow Chemical Company 1988 Award and Option Plan (the "Plan").

In rendering the opinions expressed below, I have supervised the examination of: (a) the Restated Certificate of Incorporation of the Company and all amendments thereto; (b) the Bylaws of the Company and all amendments thereto; (c) the Registration Statement on Form S-8; (d) resolutions of the Board of Directors of the Company; and (e) such other documents, corporate records and instruments as I have deemed necessary or advisable for the purpose of this opinion.

Based on the foregoing, and subject to the qualifications hereinafter set forth, it is my opinion that:

1. the Company is duly organized and existing under the laws of the State of Delaware; and

2. the Common Stock to be issued pursuant to the Plan is duly authorized for issuance and, when issued and delivered, will be legally issued, fully paid and nonassessable.

I do not express any opinion concerning matters under or involving any law other than the law of the State of Michigan, the General Corporation Law of the State of Delaware and applicable federal law of the United States of America. The opinions expressed herein are based upon the laws in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should such laws be changed by legislative action, judicial decision or otherwise.

I hereby consent to the filing of this opinion as an exhibit to the Company's Registration Statement on Form S-8 and to the reference to me under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

/s/ DUNCAN H. STUART

Duncan A. Stuart

Associate General Counsel-

Corporate Transactions

The Dow Chemical Company

EXHIBIT 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2009 (September 25, 2009 as to the effects of the retrospective adjustments disclosed in Notes A, T, and V), relating to the consolidated financial statements and financial statement schedule of The Dow Chemical Company (the "Company")(which report expresses an unqualified opinion and includes explanatory paragraphs relating to the Company's involvement in litigation related to an agreement to acquire Rohm and Haas Company and relating to a change in method of accounting for defined benefit pension and other postretirement plans to conform to Statement of Financial Accounting Standards No. 158)included in the Current Report on Form 8-K dated September 25, 2009, and our report dated February 17, 2009, relating to the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2008.

/S/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP

Midland, Michigan

November 3, 2009

Exhibit 23(b)

Analysis, Research & Planning Corporation's Consent

Regarding the Registration Statement on Form S-8 for The Dow Chemical Company 1988 Award & Option Plan (the "Registration Statement"), Analysis, Research & Planning Corporation ("ARPC") hereby consents to the incorporation by reference in the Registration Statement of the use of ARPC's name and the reference to ARPC's reports appearing in the Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2008 and the Quarterly Reports on Form 10-Q of The Dow Chemical Company for the quarters ended March 31, 2009 and June 30, 2009.

/S/ B. THOMAS FLORENCE

B. Thomas Florence

President

Analysis, Research & Planning Corporation

November 5, 2009

EXHIBIT 24

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints J. Pedro Reinhard, Charles J. Kalil and Frank H. Brod, acting severally, as his or her attorney-in-fact and agent, to sign one or more registration statements on Form S-8 and any or all amendments (including post-effective amendments) to such registration statements in connection with the registration under the Securities Act of 1933 of shares of Common Stock of The Dow Chemical Company and other securities for The Dow Chemical Company 1988 Award and Option Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.
SIGNATURE	TITLE	DATE
/S/ A.A. Allemang A.A. Allemang	Director and Senior Advisor	February 10, 2005
/S/ J.K. Barton J.K. Barton	Director	February 10, 2005
/S/ F.H. Brod F.H. Brod	Vice President and Controller (Principal Accounting Officer)	February 10, 2005
/S/ A.J. Carbone A.J. Carbone	Director and Vice Chairman of the Board	February 10, 2005
/S/ J.M.Cook J.M. Cook	Director	February 10, 2005
/S/ W.D. Davis W.D. Davis	Director	February 10, 2005
/S/ J.M. Fettig J. M. Fettig	Director	February 10, 2005
/S/ B.H. Franklin B.H. Franklin	Director	February 10, 2005
/S/ A.N. Liveris A.N. Liveris	Director, President and Chief Executive Officer	February 10, 2005
/S/ K.R. McKennon K.R. McKennon	Director	February 10, 2005
/S/ J.P. Reinhard J.P. Reinhard	Director, Executive Vice President and Chief Financial Officer	February 10, 2005
/S/ J.M. Ringler J.M. Ringler	Director	February 10, 2005
/S/ H.T. Shapiro H.T. Shapiro	Presiding Director	February 10, 2005
/S/ W.S. Stavropoulos W.S. Stavropoulos	Director and Chairman of the Board	February 10, 2005
/S/ P.G. Stern P.G. Stern	Director	February 10, 2005